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EXHIBIT 14.1

First Horizon Pharmaceutical Corporation
Code of Ethics for Chief Executive and Financial Executives

        In my role as the chief executive or a finance executive of First Horizon Pharmaceutical Corporation (the "Company"), I certify to you that I adhere to and advocate the following principles and responsibilities governing my professional and ethical conduct.

To the best of my knowledge and ability:

1
I conduct myself honestly and ethically, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

2
I provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company.

3
I keep myself informed of and will comply with governmental laws, rules and regulations.

4
I act in good faith, responsibly, with due care, competence and diligence, without misrepresenting facts or allowing my independent judgment to be subordinated.*

5
I respect the confidentiality of information acquired in the course of my work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of my work is not used for personal advantage.*

6
I share knowledge and maintain skills important and relevant to my constituents' needs.*

7
I proactively promote ethical behavior as a responsible partner among peers in my work environment.*

8
I achieve responsible use of and control over all assets and resources employed or entrusted to me.*

9
I will promptly report violations of this Code of Ethics known to me to the Audit Committee of the Board of Directors of the Company.

10
I acknowledge that I am personally accountable for compliance with this Code of Ethics and that a violation of this Code of Ethics may constitute grounds for the Company to terminate my employment.

/s/ PATRICK FORTEAU, CEO (Signature)
/s/ DARRELL BORNE, CFO (Signature)
*
These items (4 through 8) are not mandated by Section 406 of Sarbanes-Oxley or the related SEC rules at Item 406 of Regulation S-K

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  EXHIBIT 14.1
First Horizon Pharmaceutical Corporation Code of Ethics for Chief Executive and Financial Executives